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Exhibit 99.1

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For Immediate Release	CONTACT: Timothy W. Henry Telephone: (704) 344.8150 Email: Thenry@fairpoint.com

FairPoint Communications, Inc. Files Registration Statement for Proposed Initial
Public Offering of Income Deposit Securities

        Charlotte, N.C. (March 25, 2004) FairPoint Communications, Inc. ("FairPoint") announced today that it filed a registration statement with the Securities and Exchange Commission for an initial public offering of Income Deposit Securities ("IDSs") representing shares of FairPoint's class A common stock and senior subordinated notes. The registration statement also relates to an offering of a separate issue of senior subordinated notes having the same terms as the senior subordinated notes represented by the IDSs.

        In connection with these offerings, FairPoint expects to (i) repay all outstanding loans under its existing credit facility and (ii) offer to repurchase all of its outstanding senior notes and senior subordinated notes through tender offers and consent solicitations with respect to such notes. In addition, certain existing securityholders of FairPoint will be selling IDSs in the IDS offering.

        CIBC World Markets, Citigroup Global Markets and Deutsche Bank Securities Inc. will be the joint book-running managers for the IDS offering.

        A preliminary prospectus for these offerings is not currently available. When available, interested persons may obtain a copy of the preliminary prospectus from CIBC World Markets, 425 Lexington Avenue, New York, New York 10017; Citigroup Global Markets, 388 Greenwich Street, New York, New York 10013; or Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005.

        A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

About FairPoint

        FairPoint is one of the leading providers of telecommunications services in rural communities across the country. Incorporated in 1991, FairPoint's mission is to operate and acquire telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 26 rural local exchange companies located in 17 states. FairPoint serves customers with approximately 264,300 access line equivalents (including voice access lines and digital subscriber lines) at Dec. 31, 2003 and offers an array of services including local voice, long distance, data, Internet and broadband product offerings.

Forward Looking Statements

        The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc. filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.

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  Exhibit 99.1